Exhibit 99.1

NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International Comments Following Successful Anixter Stockholder Vote
Announces First Quarter 2020 Earnings Call

PITTSBURGH, April 9, 2020 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today provided an update regarding its previously announced merger with Anixter International Inc. (NYSE: AXE), and announced that it will hold its first quarter earnings conference call on April 30, 2020.

Update on Merger

Anixter Stockholder Vote
Earlier today, Anixter held a special meeting of stockholders to consider and vote on certain proposals relating to the previously announced merger agreement with WESCO. The merger was approved by approximately 99.42% of the votes cast at the special meeting, which represented approximately 82.26% of the total outstanding shares of Anixter common stock as of February 28, 2020, the record date for the special meeting. This approval satisfies one of the conditions to the closing of the transaction. The merger remains subject to other customary closing conditions, including receipt of regulatory approval in Canada and Mexico.

“We are very pleased that the Anixter stockholders voted overwhelmingly in support of this transaction, which will be transformative for both companies,” said John Engel, Chairman, President, and Chief Executive Officer of WESCO. “By voting in favor of the merger of these two outstanding companies, Anixter stockholders voted to become owners of an industry leader in electrical and data communications distribution. We look forward to creating tremendous value for our stockholders through this highly synergistic and complementary business combination.”

Financing the Transaction
As discussed in the proxy statement/prospectus mailed to Anixter stockholders in connection with the merger, WESCO has obtained debt financing commitments from Barclays Bank PLC in an amount sufficient to refinance certain existing debt of Anixter and to pay the cash portion of the merger consideration to consummate the merger. These commitments consist of an unsecured bridge facility in aggregate principal amount of $3.215 billion and a 5-year senior secured asset-based revolving credit facility in aggregate principal amount of $1.2 billion. Following the merger announcement certain of WESCO’s relationship banks entered into the debt financing commitments via joinder.

The bridge facility provides capacity to refinance Anixter’s 2021 senior notes as well as finance any consent solicitation or change of control offer in respect of Anixter’s senior notes due 2023 and 2025.

A syndication process is underway to increase the company’s accounts receivable securitization facility. The securitization facility is expected to increase from $600 million to approximately $1.0 billion under a new three-year term.

Regulatory Approvals
As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired in late February. Since that time, WESCO has also received clearances from Turkey and Russia. The merger remains subject to regulatory approval in Canada and Mexico. WESCO continues to expect to complete the transaction in the second or third quarter of 2020.

First Quarter 2020 Earnings Call
WESCO today announced that it will hold its first quarter 2020 earnings conference call on Thursday, April 30, at 10:00 a.m. ET. Dial-in details are below. The live audio webcast and presentation slides of the earnings call will be accessible via WESCO's Investor Relations website, www.wesco.investorroom.com. The link to the webcast replay will be posted in the Events and Webcasts section of WESCO's Investor Relations website.

Live Access	Replay Access
US Participant Dial-in: 1-877-443-5356 International Participant Dial-in: 1-412-902-6614 Canada Participant Dial-in: 1-855-669-9657 Confirmation Code: Ask for the "WESCO" conference call	US Replay: 1-877-344-7529 International Replay: 1-412-317-0088 Canada Replay: 1-855-669-9658 Replay available: From 2:00 p.m. ET on April 30 to 9:00 a.m. ET on May 7th Confirmation Code: 10141660

WESCO Contact
Will Ruthrauff
Director, Investor Relations and Corporate Communications
WESCO International, Inc.
investorrelations@wescodist.com

About WESCO
WESCO International, Inc. (NYSE: WCC), a publicly traded FORTUNE 500® holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2019 annual sales were approximately $8.4 billion. The company employs approximately 9,500 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

About Anixter
Anixter International Inc. (NYSE: AXE) is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. The company helps build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, Anixter offers full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through Anixter's unmatched global distribution network along with its supply chain and technical expertise, the company helps lower the cost, risk and complexity of its customers' supply chains.

Anixter adds value to the distribution process by providing more than 100,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) over 300 warehouses/branch locations with over 9 million square feet of space and 4) locations in over 300 cities in approximately 50 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Additional information about Anixter is available at www.anixter.com.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between WESCO International, Inc. ("WESCO") and Anixter International Inc. ("Anixter"), expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address WESCO's expected future business and financial performance and other statements identified by words such as anticipate, plan, believe, estimate, intend, expect, project, will and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of WESCO's management as well as assumptions made by, and information currently available to, WESCO's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of WESCO's and WESCO's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the Company's other reports filed with the U.S. Securities and Exchange Commission (the "SEC").

These risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between WESCO and Anixter that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of WESCO's common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of WESCO or Anixter to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond WESCO's control.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, on each of March 4, 2020 and March 9, 2020, WESCO filed with the SEC an amendment to the registration statement originally filed on February 7, 2020, which includes a prospectus of WESCO and a proxy statement of Anixter, and each party will file other documents regarding the proposed transaction with the SEC. The registration statement was declared effective by the SEC on March 11, 2020 and the proxy statement/prospectus has been mailed to Anixter’s stockholders. INVESTORS AND SECURITY HOLDERS OF WESCO AND ANIXTER ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESCO, ANIXTER AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents filed with the SEC by WESCO or Anixter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by WESCO will be available free of charge on WESCO's website at http://wesco.investorroom.com/sec-filings and copies of the documents filed with the SEC by Anixter will be available free of charge on Anixter's website at http://investors.anixter.com/financials/sec-filings.

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